Exhibit 21.1

ONEMAIN FINANCIAL HOLDINGS, INC.

Listed below are the subsidiaries of OneMain Financial Holdings, Inc. as of                     , 2014

Name of Subsidiary	Jurisdiction of Incorporation

OneMain Financial (HI), Inc.	Hawaii

OneMain Financial, Inc.	Delaware

OneMain Financial, Inc.	Hawaii

OneMain Financial, Inc.	West Virginia

OneMain Financial Services, Inc.	Minnesota

OneMain Remarketing, LLC	Delaware

OneMain Financial Funding, LLC	Delaware

OneMain Financial Issuance Trust 2014-1	Delaware

OneMain Financial Funding II, LLC	Delaware

OneMain Financial Issuance Trust 2014-2	Delaware

OneMain Financial Warehouse, LLC	Delaware

OneMain Financial Warehouse Trust	Delaware

OneMain Financial Funding III, LLC	Delaware

OneMain Financial Issuance Trust 2015-1	Delaware

Citicorp Administrative Services, Inc.	Texas

Triton Insurance Company	Texas

American Health and Life Insurance Company	Texas

Sears Life Insurance Company	Texas

OneMain Assurance Services, Inc.	Texas

OneMain Financial Insurance Agency of WA, Inc.	Washington

OneMain Financial Insurance Agency of FL, Inc.	Florida